EXHIBIT-99.32
                                                                   -------------

ITEM 12(b)

To my knowledge, this periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


/s/ Clifford M. Noreen
--------------------------------
Clifford M. Noreen
President
MassMutual Participation Investors


/s/ James M. Roy
--------------------------------
James M. Roy
Vice President and Chief Financial Officer
MassMutual Participation Investors


August 27, 2008